Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2010 THIRD QUARTER FINANCIAL RESULTS
KILGORE, Texas, November 3, 2010 (GlobeNewswire via COMTEX News Network) — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the third quarter ended September 30, 2010.
Martin Midstream Partners L.P. (“MMLP” or “the Partnership”) reported net income for the third quarter of 2010 of $4.6 million, or $0.19 per limited partner unit. This compared to net income for the third quarter of 2009 of $4.3 million, or $0.26 per limited partner unit. Revenues for the third quarter of 2010 were $195.4 million compared to $159.3 million for the third quarter of 2009.
For the quarter ended September 30, 2010, net income was positively impacted by $0.9 million, or $0.05 per limited partner unit, in non-cash derivatives net gains from certain commodity and interest rate hedges that are subject to mark-to-market accounting.
Third quarter 2009 net income was positively impacted by $0.5 million, or $0.04 per limited partner unit, in non-cash derivatives net gains from certain commodity and interest rate hedges that are subject to mark-to-market accounting, and negatively impacted by $0.2 million in adjusted net income attributable to the Cross assets acquired in November 2009.
The Partnership reported net income for the nine months ended September 30, 2010 of $9.5 million, or $0.33 per limited partner unit. This compared to net income for the nine months ended September 30, 2009 of $20.2 million, or $1.02 per limited partner unit. Revenues for the nine months ended September 30, 2010 were $650.0 million compared to $461.5 million for the nine months ended September 30, 2009. For the nine months ended September 30, 2010, net income was positively impacted by $3.6 million, or $0.20 per limited partner unit, in non-cash derivatives net gains from certain commodity and interest rate hedges that are subject to mark-to-market accounting.
For the nine months ended September 30, 2010, net income was negatively impacted by $3.8 million, or $0.22 per limited partner unit, due to the payment of fees for the early extinguishment of interest rate swaps in the first quarter 2010.
For the nine months ended September 30, 2009, net income was positively impacted by $5.1 million, or $0.35 per limited partner unit, in gain on the sale of property, plant and equipment and $2.9 million in adjusted net income attributable to the Cross assets acquired in November 2009. For the nine months ended September 30, 2009, net income was negatively impacted by $2.3 million, or $0.16 per limited partner unit, in non-cash derivatives net losses from certain commodity and interest rate hedges that did not qualify for hedge accounting.
Due to FASB ASC 850, the Partnership is required to account for the November 2009 Cross Oil asset contribution as a transfer of net assets between entities under common control. As such, the revenues, earnings and distributable cash flow data set forth below and elsewhere herein require adjustment to be viewed on a comparable year-over-year basis. The pre-acquisition effect of the Cross transaction is excluded from the determination of net income per limited partner unit. Before giving effect to the Cross transaction, revenue for the quarter and nine months ended September 30, 2009 would have been $151.4 million and $436.5 million, respectively. For a more detailed discussion of the Cross asset acquisition, please refer to Item 6. Selected Financial Data in our annual report on Form 10-K filed with the SEC on March 4, 2010.
The Partnership’s distributable cash flow for the third quarter of 2010 was $16.2 million. The Partnership’s distributable cash flow for the nine months ended September 30, 2010 was $43.9 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership’s consolidated financial statements as of and for the quarter ended September 30, 2010 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 3, 2010.
Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners L.P said, “Our Partnership’s operating performance was solid during the third quarter 2010. Our distributable cash flow (DCF) coverage ratio was 1.11 times; and we again demonstrated the portfolio effect of having a diverse operating model. Our improved performance during the quarter was fueled by two of our four business segments, Marine Transportation and Terminalling and Storage.
Marine Transportation had one of its strongest quarters ever. Our offshore tows continued their work in the Gulf of Mexico clean-up effort, although such clean-up efforts appear to be winding down. Additionally, within Marine Transportation our inland fleet was fully utilized during the quarter on long-awaited slightly improved day rates. Terminalling and Storage, our largest segment, also performed well during the quarter. Our Cross lubricant processing facility continues to see strong product demand for its off take. Also, we saw improved throughput and utilization in our specialty terminal storage system during the quarter. Lastly, we were pleased to execute the previously announced drop-down of two shore based marine terminals into our Terminalling and Storage segment. We anticipate those assets will generate approximately $1.2 million of additional fee-based distributable cash flow annually.
In our Natural Gas Services segment, volume was extremely high through our system during the third quarter well over nameplate capacity of our Waskom processing plant. This was offset, however, by the incremental gas stream being primarily from the Haynesville Shale which is substantially leaner in liquid content.
Our Sulfur Services segment experienced seasonal softening during the third quarter. As is typical, fertilizer demand is at its seasonal low after being strong during the first half of 2010. Looking forward to 2011, we expect to see greater demand for our sulfur-based products. Additionally, we expect continued strong demand for capacity on our sulfur prillers.
As we indicated last quarter, the Partnership is diligently working on several low multiple organic growth projects that we anticipate will add to our DCF over the next two years. Significant capital spending has been approved and those projects are well underway, particularly in our Terminalling and Storage segment. As the cornerstone of our fee-based model, we continue to invest heavily in the Terminalling and Storage segment. Looking forward, our liquidity remains strong and we continue to be in position to capitalize on strategic opportunities.”
Investors’ Conference Call
An investors’ conference call to review the third quarter results will be held on Thursday, November 4, 2010, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (800) 642-1687 from 11:00 a.m. Central Time on November 4, 2010 through 10:59 p.m. Central Time on November 20, 2010. The access code for the conference call and the audio replay is Conference ID No. 21202683. The audio replay of the conference call will also be archived on Martin Midstream Partners’ website at www.martinmidstream.com.
About Martin Midstream Partners
Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; sulfur and sulfur-based products processing, manufacturing, and distribution; and marine transportation services for petroleum products and by-products.

Forward-Looking Statements
Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
The Partnership reports its financial results in accordance with United States generally accepted accounting principles (GAAP). However, from time to time, the Partnership uses certain non-GAAP financial measures such as distributable cash flow because the Partnership’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of the Partnership’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with GAAP. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, the Partnership has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
The Partnership has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. The Partnership calculates distributable cash flow as follows: net income (as reported in statements of operations), less gain on sale of property, plant and equipment (as reported in statements of cash flows), plus depreciation and amortization, amortization of debt discount and amortization of deferred debt issuance costs (as reported in statements of cash flows), less deferred taxes (as reported in statements of cash flows), plus costs related to the early extinguishment of interest rate swaps (as reported in Notes to Consolidated and Condensed Financial Statements “Note 10 — Long-Term Debt and Capital Leases” in the Partnership’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2010), plus distribution equivalents from unconsolidated entities (as described below), less invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in statements of operations), less non-cash mark-to-market on derivatives (as reported in statements of cash flows), less payments for plant turnaround costs (as reported in statements of cash flows), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in the Partnership’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2010), plus unit-based compensation (as reported in statements of changes in capital).
The Partnership’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in statements of cash flows), plus return of investments from unconsolidated entities (as reported in statements of cash flows), plus distributions in-kind from unconsolidated entities (as reported in statements of cash flows). For the quarter ended September 30, 2010, the Partnership’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $1.7 million and $3.0 million, respectively. For the nine months ended September 30, 2010, the Partnership’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $2.4 million and $7.5 million, respectively.

The Partnership’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in statements of cash flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 4, 2010). For the quarter ended September 30, 2010, the Partnership’s distributions from (contributions to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were $(0.3) million and $1.0 million, respectively. For the nine months ended September 30, 2010, the Partnership’s distributions from unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were $0.6 million and $2.0 million, respectively.
Additional information concerning the Partnership is available on the Partnership’s website at www.martinmidstream.com, or
Joe McCreery,
Vice President — Finance and Head of Investor Relations,
Martin Midstream Partners L.P.
Phone (903) 812-7989
joe.mccreery@martinmlp.com

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
Assets
Cash	$18,740	$5,956
Accounts and other receivables, less allowance for doubtful accounts of $2,025 and $1,025, respectively	61,242	77,413
Product exchange receivables	2,760	4,132
Inventories	51,276	35,510
Due from affiliates	5,268	3,051
Fair value of derivatives	2,155	1,872
Other current assets	2,290	1,340

Total current assets	143,731	129,274

Property, plant and equipment, at cost	601,964	584,036
Accumulated depreciation	(190,246)	(162,121)

Property, plant and equipment, net	411,718	421,915

Goodwill	37,268	37,268
Investment in unconsolidated entities	97,579	80,582
Fair value of derivatives	111	—
Other assets, net	23,464	16,900

	$713,871	$685,939

Liabilities and Partners’ Capital
Current portion of capital lease obligations	$125	$111
Trade and other accounts payable	65,930	71,911
Product exchange payables	12,151	7,986
Due to affiliates	14,277	13,810
Income taxes payable	563	454
Fair value of derivatives	123	7,227
Other accrued liabilities	14,625	5,000

Total current liabilities	107,794	106,499

Long-term debt and capital leases, less current maturities	313,448	304,372
Deferred income taxes	8,154	8,628
Other long-term obligations	1,113	1,489

Total liabilities	430,509	420,988

Partners’ capital	281,532	267,027
Accumulated other comprehensive income (loss)	1,830	(2,076)

Total partners’ capital	283,362	264,951

Commitments and contingencies	$713,871	$685,939

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2010.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009[1]	2010	2009[1]
Revenues:
Terminalling and storage *	$17,357	$17,012	$50,062	$53,671
Marine transportation *	21,468	17,785	57,458	49,222
Product sales: *
Natural gas services	107,842	103,061	397,855	268,749
Sulfur services	36,658	15,100	113,945	61,029
Terminalling and storage	12,062	6,314	30,687	28,853

	156,562	124,475	542,487	358,631

Total revenues	195,387	159,272	650,007	461,524

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	102,487	96,358	379,433	248,693
Sulfur services *	30,505	7,716	86,855	34,742
Terminalling and storage	11,363	5,535	28,771	25,558

	144,355	109,609	495,059	308,993

Expenses:
Operating expenses *	29,017	28,560	86,314	84,648
Selling, general and administrative *	4,542	4,581	14,650	13,754
Depreciation and amortization	10,175	10,439	30,066	29,256

Total costs and expenses	188,089	153,189	626,089	436,651

Other operating income	405	(22)	450	5,051

Operating income	7,703	6,061	24,368	29,924

Other income (expense):
Equity in earnings of unconsolidated entities	2,951	2,139	7,469	5,227
Interest expense	(6,051)	(4,300)	(22,248)	(13,587)
Other, net	34	133	117	347

Total other income (expense)	(3,066)	(2,028)	(14,662)	(8,013)

Net income before taxes	4,637	4,033	9,706	21,911
Income tax benefit (expense)	(1)	242	(224)	(1,664)

Net income	$4,636	$4,275	$9,482	$20,247

General partner’s interest in net income	$1,000	$800	$2,832	$2,475
Limited partners’ interest in net income	$3,359	$3,717	$5,819	$14,837

Net income per limited partner unit — basic and diluted	$0.19	$0.26	$0.33	$1.02

Weighted average limited partner units — basic	17,700,875	14,532,826	17,466,200	14,532,826
Weighted average limited partner units — diluted	17,701,719	14,538,231	17,467,514	14,536,792

[1]	Financial information for 2009 has been revised to include results attributable to the Cross assets.

*	Related Party Transactions Included Above

Revenues:
Terminalling and storage	$12,292	$4,363	$34,579	$13,134
Marine transportation	7,968	4,776	20,948	14,529
Product Sales	5,265	1,340	8,647	4,384

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	16,353	17,211	57,721	38,552
Sulfur services	4,212	2,756	11,448	9,106
Expenses:
Operating expenses	12,215	8,942	35,986	26,850
Selling, general and administrative	2,704	1,637	8,141	4,822

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Martin						Accumulated
	Resource	Partners’ Capital					Other
	Management					General	Comprehensive
	Net	Common		Subordinated		Partner	Income
	Investment[1]	Units	Amount	Units	Amount	Amount	(Loss)	Total
Balances — January 1, 2009	$11,665	13,688,152	$239,333	850,674	$(3,688)	$4,004	$(4,935)	$246,379
Net income	2,935	—	13,969	—	868	2,475	—	20,247
Cash distributions	—	—	(30,799)	—	(1,914)	(2,884)	—	(35,597)
Unit-based compensation	—	—	59	—	—	—	—	59
Purchase of treasury units	—	—	(77)	—	—	—	—	(77)
Adjustment in fair value of derivatives	—	—	—	—	—	—	1,870	1,870

Balances — September 30, 2009	$14,600	13,688,152	$222,485	850,674	$(4,734)	$3,595	$(3,065)	$232,881

Balances — January 1, 2010	$—	16,057,832	$245,683	889,444	$16,613	$4,731	$(2,076)	$264,951
Net income	—	—	6,650	—	—	2,832	—	9,482
Recognition of beneficial conversion feature	—	—	(831)	—	831	—	—	—
Follow-on public offerings	—	2,650,000	78,600	—	—	—	—	78,600
Redemption of common units	—	(1,000,000)	(28,070)	—	—	—	—	(28,070)
General partner contribution	—	—	—	—	—	1,089	—	1,089
Contributions to parent	—	—	(4,369)	—	—	—	—	(4,369)
Cash distributions	—	—	(38,605)	—	—	(3,580)	—	(42,185)
Unit-based compensation	—	3,500	66	—	—	—	—	66
Purchase of treasury units	—	(3,500)	(108)	—	—	—	—	(108)
Adjustment in fair value of derivatives	—	—	—	—	—	—	3,906	3,906

Balances — September 30, 2010	$—	17,707,832	$259,016	889,444	$17,444	$5,072	$1,830	$283,362

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2010.

[1]	Financial information for 2009 has been revised to include balances attributable to the Cross assets acquired in November 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2010	2009 [1]
Cash flows from operating activities:
Net income	$9,482	$20,247

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,066	29,256
Amortization of deferred debt issuance costs	3,676	842
Amortization of debt discount	181	—
Deferred taxes	(474)	179
Gain on sale of property, plant and equipment	(450)	(5,051)
Equity in earnings of unconsolidated entities	(7,469)	(5,227)
Distributions from unconsolidated entities	—	650
Distributions in-kind from equity investments	7,524	3,990
Non-cash mark-to-market on derivatives	(3,592)	2,332
Other	66	59
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	16,171	7,390
Product exchange receivables	1,372	(1,212)
Inventories	(15,766)	2,055
Due from affiliates	(2,217)	1,707
Other current assets	(950)	1,161
Trade and other accounts payable	(5,633)	(25,566)
Product exchange payables	4,165	8,162
Due to affiliates	467	2,287
Income taxes payable	109	1,753
Other accrued liabilities	9,625	(523)
Change in other non-current assets and liabilities	(3,865)	(2,265)

Net cash provided by operating activities	42,488	42,226

Cash flows from investing activities:
Payments for property, plant and equipment	(12,616)	(33,698)
Acquisitions	(7,331)	—
Payments for plant turnaround costs	(1,090)	—
Proceeds from sale of property, plant and equipment	1,944	21,713
Investment in unconsolidated entities	(20,110)	—
Return of investments from unconsolidated entities	2,430	660
Distributions from (contributions to) unconsolidated entities for operations	628	(833)

Net cash used in investing activities	(36,145)	(12,158)

Cash flows from financing activities:
Payments of long-term debt and capital lease obligations	(383,360)	(84,953)
Proceeds from long-term debt	392,269	88,500
Net proceeds from follow on offering	78,600	—
Redemption of common units	(28,070)	—
General partner contribution	1,089	—
Distributions to parent	(4,369)	—
Payments of debt issuance costs	(7,425)	—
Purchase of treasury units	(108)	(77)
Cash distributions paid	(42,185)	(35,597)

Net cash provided by (used in) financing activities	6,441	(32,127)

Net increase in cash	12,784	(2,059)
Cash at beginning of period	5,956	7,983

Cash at end of period	$18,740	$5,924

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2010.

[1]	Financial information for 2009 has been revised to include balances attributable to the Cross assets acquired in November 2009.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)

	Three months	Nine months
	Ended	Ended
	September 30,	September 30,
	2010	2010

Net income	$4,636	$9,482

Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	10,175	30,066
(Gain) loss on sale of property, plant and equipment	(405)	(450)
Amortization of debt discount	88	181
Amortization of deferred debt issuance costs	1,013	3,676
Deferred taxes	(185)	(474)
Early extinguishments of interest rate swaps	—	3,850
Distribution equivalents from unconsolidated entities[1]	4,683	9,954
Invested cash in unconsolidated entities[2]	711	2,623
Equity in earnings of unconsolidated entities	(2,951)	(7,469)
Non-cash mark-to-market on derivatives	(942)	(3,592)
Payments for plant turnaround costs	(28)	(1,090)
Maintenance capital expenditures	(626)	(2,941)
Unit-based compensation	28	66

Distributable cash flow	$16,196	$43,881

[1] Distribution equivalents from unconsolidated entities:
Distributions from unconsolidated entities	$—	$—
Return of investments from unconsolidated entities	1,690	2,430
Distributions in-kind from equity investments	2,993	7,524

Distributions equivalents from unconsolidated entities	$4,683	$9,954

[2] Invested cash in unconsolidated entities:
Distributions from (contributions to) unconsolidated entities for operations	$(253)	$629
Expansion capital expenditures in unconsolidated entities	964	1,994

Invested cash in unconsolidated entities	$711	$2,623